UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously disclosed, Stanley Furniture Company, Inc. (the “Company”) had several special items in the fourth quarter of 2010 that impacted the Company’s cash flows. These items included:

•	receipt of $2.2 million from Continued Dumping and Subsidy Offset Act of 2000 (CDSOA) payments in connection with the case involving wooden bedroom furniture imported from China,

•	raising $12 million from the issuance of 4 million shares of its common stock in a rights offering,

•	prepayment in full of its outstanding debt with Prudential Insurance Company of America and other lenders in the amount of $15 million,

•	receipt of $2.3 million from the sale of machinery and equipment no longer needed as a result of ceasing production at its Stanleytown, Virginia facility, and

•	receipt of $4.9 million from the sale of its Stanleytown, Virginia facility and Martinsville, Virginia facility.

The Company completed its fiscal year on December 31, 2010 with approximately $25.5 million of cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: January 11, 2011

By: /s/Douglas I. Payne
Douglas I. Payne
Executive Vice President – Finance and
Administration